                                                               Exhibit 99(f)
POSCO HULS CO., LTD.

Notes to Financial Statements

December 31, 1998, 1997 and 1996

(in thousands of U.S. dollars)

--------------------------------------------------------------------------------

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)   BASIS OF PRESENTING FINANCIAL STATEMENTS

       The accounting records of Posco HULS Co., Ltd. (the "Company") are expressed in Korean Won and maintained in accordance with the Financial Accounting Standards of the Republic of Korea, which may differ in some material respects from International Accounting Standards or the accounting principles and standards of the country of the reader. The accompanying financial statements have been extracted from the Company's Korean language financial statements that were prepared using accounting principles and reporting practices generally accepted in the Republic of Korea. The financial statements and the auditors' report have been translated from those issued in Korea, from the Korean language into the English language, and have been modified to allow for formatting of the financial statements in a manner different from the presentation under Korean financial statements practices. Certain modifications have been made in the accompanying financial statements to bring the formal presentation into conformity with practices outside of Korea, and certain information included in the Korean language statutory financial statements, which management believes is not required for a fair presentation of the Company's financial position or results of operations, is not presented in the accompanying financial statements. The accompanying financial statements are not intended to present the financial position and results of operations and cash flows in accounting principles and practices generally accepted in countries and jurisdictions other than Korea.

       During 1997, the Company determined that its financial position and results of operations could be presented with more relevance if presented in U.S. dollars rather than Korean Won. Accordingly, the accompanying 1997 and 1996 financial statements have been restated into the new reporting currency of U.S. dollars. The U.S. dollar amounts are determined by translating the Korean Won amount of assets and liabilities into U.S. dollars at the basic exchange rate as of the balance sheet date (-1,207.80 to US$1 and -1,695.80 to US$1 (except for amounts denominated in foreign currencies which are translated at -1,415.20 to US$1 (see note 1(k)) as of December 31, 1998 and 1997, respectively), the amount of common stock at the basic exchange rate on the date of issuance, and income and expense items at the average basic exchange rate for the year (-1,415.62 to US$1, -952.84 to US$1 and -807 to US$1 for the years ended December 31, 1998, 1997 and 1996, respectively). The effect of changes in exchange rates are reflected as "cumulative translation adjustment" within stockholders' equity.

       (b)   ECONOMIC ENVIRONMENT

       In 1998, the continued adverse economic conditions in the Republic of Korea and other countries in the Asia Pacific region, which began in 1997, continued to result in, among others, a national liquidity crisis, significant depreciation in the value of the Korean Won, higher domestic interest rates, reduced opportunities for refinancing or refunding of maturing debts, and a general reduction in spending throughout the region. In order to partially address this situation, the Government of the Republic of Korea received assistance from the International Monetary Fund and announced a comprehensive policy package intended to address the structural weaknesses in the Korean economy and financial sector. While the reform policies are intended to alleviate the economic crisis in Korea and improve the economy over time, the immediate effects have included and could continue to include, among others, slower or negative economic growth, a reduction in the availability of credit, an increase in interest rates, an increase in taxes, an increased rate of inflation, devaluation of the Korean Won, an increase in the number of bankruptcies of Korean companies, and labor unrest resulting from the increase in unemployment. The impact of these and other factors have had and could continue to have a material adverse effect on the financial position and results of operations of the Company. The accompanying financial statements reflect management's current assessment of the possible impact of this economic situation on the financial position of the Company.

       The effect on the Company's financial position of future developments and access to further financial information concerning the Company's customers, suppliers, financiers and others and their ability to continue to transact with the Company cannot presently be determined. The financial statements therefore may not include all adjustments that might ultimately result from these adverse economic conditions.

       (c)   MARKETABLE SECURITIES

       Marketable securities, which are certificates of deposit, are stated at cost plus incidental expenses, determined by the weighted average method.

       (d)   INVENTORIES

       Inventories, excluding materials-in-transit, are stated at the lower of cost (the weighted average method) or market value. Materials-in-transit are valued at cost determined by the individual identification method.

        (e)   FIXED ASSETS

        Fixed assets are stated at cost. The Company charges maintenance, repairs and minor renewals to expense as incurred. Major renewals and improvements are capitalized. Interest incurred during the construction and installation of manufacturing plant is capitalized as part of fixed assets.

        Depreciation is computed by the straight-line method at rates based on the following estimated useful lives:




---------------------------------------------------------------------------------------------------------------------------
                                                                                                             Useful lives
---------------------------------------------------------------------------------------------------------------------------

       Buildings                                                                                           30 -  60 years
       Buildings - auxiliary facilities                                                                    15 -  18
       Structures                                                                                          15 -  40
       Machinery and equipment                                                                              4 -  10
       Vehicles                                                                                                   5
       Tools and equipment                                                                                        5
       Furniture and fixtures                                                                                     5
       Industrial water usage rights                                                                             15
---------------------------------------------------------------------------------------------------------------------------


        (f)   ACCOUNTING FOR LEASES

        The Company accounts for leases as operating or financing leases in accordance with the Accounting Standards for Leases.

        Under the operating lease method, lease expenses are charged to operations as actual payments are made or due. Prepaid lease expense relating to operating leases is amortized over the lease term of the related lease.

        Under the financing lease method, the principal amount of leased equipment, which is the present value of total minimum lease payments, is recorded as a leased asset and a long-term obligation under financing leases. The leased assets are amortized over the term of the related lease. Interest expense on long-term obligations under financing leases is recorded when incurred.

        (g)   DEFERRED CHARGES

        Deferred charges are stated at cost less accumulated amortization. Bond issue costs are amortized over the repayment period of the related bonds. Deferred foreign currency translation loss is amortized over the remaining repayment period of the respective assets and liabilities.

        (h)   DISCOUNT ON BONDS ISSUED

              Discount on bonds issued is amortized over a period from the date of issue to the maturity of the related bonds using the straight-line method.

              (i)   RETIREMENT AND SEVERANCE BENEFITS

              Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company's estimated liability under the plan has been accrued in the accompanying financial statements at the amount which would be payable if all employees left the Company at the balance sheet date.

              Under the National Pension Scheme of Korea, the Company is required to transfer a certain portion of retirement allowances of employees to the National Pension Fund. The amount transferred will reduce the retirement and severance benefit amount payable to the employees when they leave the Company and is reflected as a reduction of the retirement and severance benefits liability in the accompanying financial statements.

              The Company has covered 37% and 41% of the retirement and severance benefits liability as of December 31, 1998 and 1997, respectively by insurance policies, which is included in the investments and other assets account as deposits for retirement and severance benefits.

              (j)   REVENUE RECOGNITION

        Local sales are recognized when goods are delivered and inspection by the customer is completed, while export sales are recognized as of the shipment date.

              (k)   FOREIGN CURRENCY TRANSLATION

              Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date. In accordance with a change in financial accounting standards in the Republic of Korea in 1997, net losses on long-term foreign currency denominated monetary assets and liabilities and the current portion of long-term debt denominated in foreign currencies are permitted to be recorded as a deferred foreign currency translation loss and amortized over the remaining repayment period of the respective assets and liabilities. In 1996, such gains or losses were recorded in current results of operations. The 1996 financial statements are not affected by such change in financial accounting standards.

              As of December 31, 1998 and 1997, monetary assets and liabilities denominated in a foreign currency are translated into Korean Won at -1,207.80 to US$1 and -1,415.20 to US$1, respectively, the rates of exchange permitted under the financial accounting standards in the Republic of Korea. On December 31, 1998, the basic rate of exchange was -1,695.80 to US$1. Had the basic rate of exchange been used to translate foreign currency assets and liabilities as of December 31, 1997, the net earnings reported by the Company would be reduced by $5,606 for the year ended December 31, 1997.

              (l)   INCOME TAXES

              Provision is not made in the accounts to reflect the future tax benefit (expense) on the interperiod allocation of income taxes resulting from certain income and expense items being treated differently for financial reporting purposes than tax computation purposes.

              (m)   EARNINGS (LOSS) PER SHARE

              Earnings (loss) per common share is calculated by dividing net earnings (loss) by the weighted average number of shares of common stock outstanding during each period.

              (n)   STATEMENT OF CASH FLOWS

              For purposes of the statement of cash flows, the Company considers all highly liquid marketable securities with a maturity of three months or less to be cash equivalents.

              (o)   USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expense during the period. Actual results could differ from those estimates.

              (p)   SIGNIFICANT CHANGES IN FINANCIAL ACCOUNTING STANDARDS IN
        KOREA

              On December 11, 1998, the Financial Supervisory Commission announced certain changes in the Financial Accounting Standards in the Republic of Korea ("Korean GAAP"). The revised accounting standards are applicable for fiscal years starting on or after January 1, 1999. The more significant changes affecting the Company are as follows:

         (i)  Deferred Income Tax
              Currently under Korean GAAP, no provision is made to reflect the interperiod allocation of income and expense items being treated differently for financial reporting purpose than income tax purposes. Under revised Korean GAAP, income tax expense shall be computed by applying the statutory rate to income (loss) before income tax expense. Accordingly, differences in the manner in which certain income and expense items are treated for financial reporting and income tax purposes will require the recognition of deferred income tax debits and credits.

        (ii)  Foreign Currency Translation
              Currently under Korean GAAP, certain unrealized foreign currency translation gains and losses on non-current monetary assets and liabilities are permitted to be excluded from results of operations and recognized as a deferred credit and a deferred asset, respectively. Under revised Korean GAAP, all unrealized foreign currency translation gains and losses on monetary assets and liabilities are to be included in results of operations. Amounts deferred as of December 31, 1998 will be charged or credited to retained earnings as of January 1, 1999.

       (iii)  Impairment of Long-lived Assets
              Currently under Korean GAAP, there is no accounting standard regarding the impairment of long-lived assets. Under revised Korean GAAP, a valuation allowance will be required where there has been a material decline in the value of long-lived assets.

        (iv)  Investments
              Currently under Korean GAAP, investments in debt securities are carried at amortized cost. Under revised Korean GAAP, investments in debt securities are to be carried at market value, unless thy are intended to be held to maturity in which case they may continue to be carried at amortized cost.

         (v)  Deferred and Intangible Assets
              Currently under Korean GAAP, pre-operating costs, stock issuance cost, debt issuance costs, and research and development costs may be deferred and amortized over future periods. Under revised Korean GAAP, pre-operating costs (other than corporate organization costs) must be expensed as incurred, stock issuance costs must be recognized as a reduction of stockholders' equity, debt issuance costs must be reflected as a discount n the related debt, and research costs must be expensed as incurred (development costs may be deferred and amortized over 5 years provided such costs are recoverable from future earnings).

              Currently under Korean GAAP, goodwill is amortized over 5 years. Under revised Korean GAAP, goodwill may be amortized over periods up to 20 years.

        (vi)  Prior Period Error Corrections
              Currently under Korean GAAP, prior period error corrections are included in results of operations. Under revised Korean GAAP, prior period financial statements shall be restated to reflect such corrections, if material.

       (vii)  Transfers of Receivables with Resources
              Currently under Korean GAAP, transfers of receivables on which the Company is continently liable are recognized as sales of receivables. Under revised Korean GAAP, such transactions must be treated as borrowings; only transfers of receivables without recourse may be treated as sales.

      (viii)  Accounting Changes
              Currently under Korean GAAP, accounting changes are applied on a prospective basis.

POSCO HULS CO.,LTD

Notes to Financial Statements

(in thousands of U.S. dollars)


        Under revised Korean GAAP, the cumulative effect of changes in accounting principles will be charged to retained earnings at the beginning of the year.

        (ix)  Other
              Under revised Korean GAAP, certain disclosures will be required for segments, discontinued operations, and material breaches in debt agreements. Currently under Korean GAAP, no such disclosures are required.


        The Company plans to adopt the changes on a prospective basis from January 1, 1999. The Company has not yet determined the impact that adoption of the revised accounting standards will have on its financial statements.

================================================================================
(2)     CASH AND CASH EQUIVALENTS

        Cash and cash equivalents at December 31, 1998 and 1997 consist of the following:

================================================================================
                                                   1998          1997
--------------------------------------------------------------------------------
        Cash on hand                           $        2            1
        Checking accounts                               4            3
        Corporate savings deposits                      -            1
        Foreign currency deposits                      48          577
        Time deposits                              17,315       13,858
        Installment time deposits                   1,152          620
        Cash management account                    41,527        5,157
--------------------------------------------------------------------------------

                                               $   60,048       20,217
================================================================================

 (3)    INVENTORIES

        Inventories at December 31, 1998 and 1997 consist of the following:
================================================================================

                                                    1998          1997
--------------------------------------------------------------------------------

        Finished goods                         $    8,894       13,394
        Goods-in-progress                           6,820        4,753
        Raw materials                                 415        1,410
        Sub materials                               4,308        3,412
        Supplies                                    5,043        4,351
        Materials-in-transit                        3,698        2,572
--------------------------------------------------------------------------------

                                                                     (Continued)

POSCO HULS CO.,LTD.

Notes to Financial Statements

(in thousands of U.S. dollars)

                                               $   29,178       29,892
================================================================================

(4)     PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets at December 31, 1998 and 1997 consist of the following:
================================================================================

                                                  1998        1997
--------------------------------------------------------------------------------
        Other receivables                      $    122         260
        Accrued income                            1,677       1,542
        Prepayments                                  19          57
        Income taxes refundable                   1,291         363
        Value added tax refundable                  362         813
        Prepaid expenses                            769         635
        Import guarantee deposit                      9          43
--------------------------------------------------------------------------------

                                               $  4,249       3,713
================================================================================

 (5)    PLEDGED ASSETS AND GUARANTEES PROVIDED BY OTHERS

        (a) The following assets are pledged as collateral for short-term borrowings and long-term debt at December 31, 1998 and 1997.

=====================================================================================
                              Assets                               1998        1997
-------------------------------------------------------------------------------------

        Land                                                    $  14,394       5,046
        Buildings                                                  32,557      23,524
        Machinery and equipment                                    66,436      59,423
-------------------------------------------------------------------------------------

                                                                  113,387      87,993
-------------------------------------------------------------------------------------

        Obligations the collateral is pledged to secure:
           Short-term borrowings                                    3,850       8,641
           Long-term debt, including current portion               80,534      76,192
-------------------------------------------------------------------------------------

                                                                $  84,384      84,833
=====================================================================================

        (b) In addition, to secure borrowings of the Company, its shareholders have provided guarantees as follows:


                                                                     (Continued)

POSCO HULS CO.,LTD.

Notes to Financial Statements

(in thousands of U.S. dollars)


================================================================================
                 Guarantors                              1998        1997
--------------------------------------------------------------------------------
        MEMC Electronic Materials,
           Inc. (MEMC)                               $    581       3,743
================================================================================

================================================================================

 (6)    INVESTMENTS AND OTHER ASSETS

        Investments and other assets at December 31, 1998 and 1997 consist of the following:


=========================================================================================

                                                                       1998       1997
-----------------------------------------------------------------------------------------
        Long-term deposits                                           $  1,486         951
        Leasehold deposits                                                446         262
        Rental deposit                                                    105          96
        Deposits for retirement and severance benefits                  3,004       1,742
        Loans to employees                                              6,983       4,096
        Restricted cash and deposits                                       11           9
        Telephone rights                                                   43          37
        Membership rights                                                 667         475
        Long-term prepaid expenses                                        306         127
-----------------------------------------------------------------------------------------

                                                                     $ 13,051       7,795
=========================================================================================


 (7)    FIXED ASSETS

        Fixed assets at December 31, 1998 and 1997 consist of the following:

===========================================================================================

                                                                   1998
                                                -------------------------------------------
                                                                Accumulated
                                                    Cost       depreciation           Net
-------------------------------------------------------------------------------------------

        Land                                    $   14,394              -           14,394
        Buildings                                   35,811          3,254           32,557
        Building - auxiliary facilities              6,181          1,716            4,465
        Structures                                   6,278          1,226            5,052
        Machinery and equipment                    209,809        143,373           66,436
        Vehicles                                       575            378              197
        Tools and equipment                          1,871          1,464              407
        Furniture and fixtures                      10,234          7,102            3,132
        Machinery-in-transit                         2,362              -            2,362

                                                                     (Continued)

POSCO HULS CO.,LTD

Notes to Financial Statements

(in thousands of U.S. dollars)

===========================================================================================
        Construction-in-progress                     4,886              -            4,886
        Industrial water usage rights                  489              -              489
-------------------------------------------------------------------------------------------

                                                $  292,890        158,513          134,377
===========================================================================================

                                                                                                   1997
                                                                                -------------------------------------------
                                                                                                Accumulated
                                                                                    Cost       depreciation           Net
---------------------------------------------------------------------------------------------------------------------------
        Land                                                                    $    5,046              -            5,046
        Buildings                                                                   25,269          1,745           23,524
        Building - auxiliary facilities                                              4,402            994            3,408
        Structures                                                                   4,409            681            3,728
        Machinery and equipment                                                    138,998         79,575           59,423
        Vehicles                                                                       385            207              178
        Tools and equipment                                                          1,564          1,022              542
        Furniture and fixtures                                                       6,864          3,589            3,275
        Machinery-in-transit                                                         4,555              -            4,555
        Construction-in-progress                                                     9,361              -            9,361
        Industrial water usage rights                                                  397              -              397
--------------------------------------------------------------------------------------------------------------------------

                                                                                $  201,250         87,813          113,437
==========================================================================================================================

        Property, plant and equipment, and inventories were insured against fire and other damage up to an amount of $526,044 and $315,734 at December 31, 1998 and 1997, respectively.


 (8)    FINANCING LEASES

        The Company has leased silicon wafer manufacturing and other facilities from Hanmi Leasing Co., Ltd. and Korea Development Leasing Co., Ltd. under financing lease contracts. The following is a schedule of minimum future payments on financing leases as of December 31, 1998:

================================================================================
        1999                                                       $  12,849
        2000                                                          12,849
        2001                                                           9,281
        2002                                                           6,234
        2003 and after                                                 4,231
--------------------------------------------------------------------------------
                                                                      45,444

        Less portion representing interest                             6,265
        Less current portion                                          10,233
--------------------------------------------------------------------------------

                                                                     (Continued)

POSCO HULS CO,.LTD.

Notes to Financial Statements

(in thousands of U.S. dollars)


        Long-term obligations under financing leases               $  28,946
================================================================================

        The following is a summary of the acquisition cost of leased assets and accumulated depreciation thereon at December 31, 1998 and 1997 which are included in machinery and equipment:

=================================================================================================

                              Description                                     1998         1997
-------------------------------------------------------------------------------------------------
        Leased assets at cost (including other incidental cost)           $   41,485       28,782
        Accumulated depreciation                                              33,857       18,038
-------------------------------------------------------------------------------------------------

                                                                          $    7,628       10,744
=================================================================================================

 (9)    OPERATING LEASES

        The Company leases certain equipment and machinery from Korea Industrial Leasing Co., Ltd. and accounts for each of the leases as an operating lease. The operating leases expired in 1998.

        Operating lease expenses of $90, $459 and $1,433 charged to operations in the years ended December 31, 1998, 1997 and 1996, respectively.


(10)    STOCKHOLDERS AND RELATED PARTY TRANSACTIONS

        The Company was established under the Foreign Capital Inducement Law in December, 1991 as a joint venture company to manufacture and sell silicon wafers and related products. Dividends are paid to shareholders in Korean Won. The stockholders of the Company and their ownership percentages at December 31, 1998 are as follows:


===========================================================================================================================
                        Stockholders                                        Number of shares           Ownership percentage
---------------------------------------------------------------------------------------------------------------------------
        Pohang Iron and Steel Co., Ltd. (POSCO)                                 6,880,000                   40%
        MEMC Electronic Materials, Inc. (MEMC)                                  6,880,000                   40%
        Samsung Electronics Co., Ltd. (SEC)                                     3,440,000                   20%
---------------------------------------------------------------------------------------------------------------------------

                                                                               17,200,000                  100%
===========================================================================================================================

        The following are major balances and transactions with stockholders at and for the years ended December 31, 1998, 1997 and 1996:

=========================================================================================================================
                                                                                 1998             1997               1996
-------------------------------------------------------------------------------------------------------------------------

                                                                     (Continued)

POSCO HULS CO.,LTD.

Notes to Financial Statements

(in thousands of U.S. dollars)

        MEMC:
           Notes and accounts receivable                                     $    1,215             3,257             1,757
           Prepaid expenses and other current assets                                 47               217                93
           Notes and accounts payable                                                46                49               324
           Accounts payable - other                                                 695             1,141             2,495

           Sales                                                                 21,558            30,168            88,765
           Purchases                                                              3,353             6,914            48,770
           Licensing and royalty payments                                         3,186             6,329             6,392

        SEC:
           Notes and accounts receivable                                          5,199             2,843             5,688
           Sales                                                                 78,746           135,298           142,348
===========================================================================================================================


(11)    RETIREMENT AND SEVERANCE BENEFITS

        Changes in retirement and severance benefits for the years ended December 31, 1998, 1997 and 1996 are summarized as follows:

===========================================================================================================================
                                                                                              1998         1997        1996
---------------------------------------------------------------------------------------------------------------------------
        Beginning balance                                                                  $  4,271       5,433       3,033

        Provision for the year                                                                2,014       3,039       3,103
        Payments                                                                               (197)       (352)       (304)
        Effect of changes in exchange rates                                                   2,039      (3,849)       (399)
---------------------------------------------------------------------------------------------------------------------------
        Ending balance                                                                        8,127       4,271       5,433

        Contribution to National Pension Fund                                                 1,056         398         465
---------------------------------------------------------------------------------------------------------------------------

                                                                                           $  7,071       3,873       4,968
===========================================================================================================================

(12)    BONDS ISSUED

        Bonds issued at December 31, 1998 and 1997 are summarized as follows:

===========================================================================================================================
                                       Interest
        Series       Maturity          per annum                   1998              1997                 Guarantor
---------------------------------------------------------------------------------------------------------------------------
        #6            1998               13.0%               $         -             5,897           Samsung Securities

POSCO HULS CO., LTD.

Notes to Financial Statements

(in thousands of U.S. dollars)



============================================================================================================================
        Series        Maturity          Interest                  1998               1997            Guarantor
                                        per annum
---------------------------------------------------------------------------------------------------------------------------
        #7            1998               13.0%                         -             5,897           LG Securities
        #9            1998               13.0%                         -             7,666           Unsecured (*)
        #10           1999               17.0%                    10,763                 -           Boram bank
        #11           1999               16.0%                     8,280                 -           Koram bank
        #12           2000               13.3%                    16,559                 -           Unsecured
        #13           2001               10.0%                    24,838                 -           Unsecured
        #14           2001                8.0%                     8,280                 -           Unsecured
---------------------------------------------------------------------------------------------------------------------------

                                                                  68,720            19,460

        Less current portion                                      18,927            19,427
        Less unamortized discount                                  1,618                33
----------------------------------------------------------------------------------------------------------------------------

                                                             $    48,175                 -
============================================================================================================================

        (*)  Private acceptance by Korea Long - term Credit Bank.






================================================================================

(13)    LONG-TERM DEBT

Long-term debt at December 31, 1998 and 1997 is summarized as follows:

================================================================================

                                                   Interest
                                                   per annum          Final maturity                1998                1997
----------------------------------------------------------------------------------------------------------------------------
        Korean Won loans:
          General facility loan                   Floating rate              2005                $    1,449               -
          Information Communication
              Supporting Fund                     6.5%                       1999                       191             317
----------------------------------------------------------------------------------------------------------------------------

                                                                                                      1,640             317
----------------------------------------------------------------------------------------------------------------------------

        Foreign currency loans:
          Facility loan                           Floating rate              2005                     1,186               -
          Facility loan                           3LIBOR*+1.2%               1998                         -           2,000
          Facility loan                           6LIBOR*+0.7%               2003                     8,591          10,500
          Facility loan                           6LIBOR*+1.0%               2003                     3,562           3,562
          Facility loan                           3LIBOR*+2%                 1999                       328             984
          Facility loan                           3LIBOR*+1.5%               1999                       253             759
          Facility loan                           6LIBOR*+0.6%               1998                         -           4,734
          Facility loan                           6LIBOR*+1.3%               2003                     5,355           6,694
          Facility loan                           6LIBOR*+0.6%               2003                    25,480          27,307
          Facility loan                           6LIBOR*+1.2%               2003                     2,012           2,459
          Operating loan                          6LIBOR*+1.6%               2003                     1,727           1,900
          Operating loan                          6LIBOR*+0.7%               2000                    12,700          12,700

          Operating loan                          6LIBOR*+0.8%               2001                     9,700           9,700
          Operating loan                          6LIBOR*+0.7%               1999                     3,040           3,040
          Operating loan                          6LIBOR*+0.8%               2001                     4,960           4,960
----------------------------------------------------------------------------------------------------------------------------

                                                                                                     78,894          91,299
----------------------------------------------------------------------------------------------------------------------------

          Total long-term debt                                                                       80,534          91,616
          Less current portion                                                                       15,096          13,635
----------------------------------------------------------------------------------------------------------------------------

                                                                                                 $   65,438          77,981
============================================================================================================================


        * 3LIBOR = 3 month London inter-bank offered rate
        * 6LIBOR = 6 month London inter-bank offered rate



================================================================================

        The following is a schedule of payments of long-term debt as of December 31, 1998:

================================================================================

        1999                                                                                                      $  15,096
        2000                                                                                                         24,378
        2001                                                                                                         26,469
        2002                                                                                                         11,169
        2003 and after                                                                                                3,422
----------------------------------------------------------------------------------------------------------------------------

                                                                                                                  $  80,534
============================================================================================================================


(14)    APPROPRIATED RETAINED EARNINGS

        Appropriated retained earnings as of December 31, 1998 and 1997 are summarized as follows:

============================================================================================================================

                                                                                                          1998        1997
----------------------------------------------------------------------------------------------------------------------------

        Legal reserve                                                                                 $   3,141       3,141
        Reserve for business rationalization                                                              6,344       6,344
        Reserve for technology development                                                                2,010       2,010
        Reserve for export loss                                                                           3,678       5,150
        Reserve for overseas market development                                                           1,758       1,758
----------------------------------------------------------------------------------------------------------------------------

                                                                                                      $  16,931      18,403
============================================================================================================================


        The Korean Commercial Code requires the Company to appropriate as legal reserve an amount equal to at least 10% of cash dividends for each accounting period until the reserve equals 50% of stated capital. This legal reserve may be used to reduce a deficit or it may be transferred to common stock as a stock dividend.

        Under the Tax Exemption and Reduction Control Law, the Company is allowed to make certain deductions from corporate income taxes. The Company is, however, required to appropriate from retained earnings the amount of the tax benefit obtained and transfer such amount into a reserve for business rationalization. This legal reserve may be used to reduce a deficit or may be transferred to common stock as a stock dividend.

        Under the Tax Exemption and Reduction Control Law, the Company is allowed to make certain deductions from taxable income and set up reserves for technology development, reserve for export loss and reserve for overseas market development by appropriating retained earnings. The unused portion of the reserves is generally added back to taxable income over three to four years after a certain grace period. These voluntary reserves may be restored to unappropriated retained earnings by a future stockholders' resolution.


================================================================================
(15)    INCOME TAXES

        The Company is subject to a number of taxes based upon taxable earnings which result in the following normal tax rates:

================================================================================

                                                                                                       Rates
                                                                                       -------------------------------------
                           Taxable earnings                                            1998            1997         1996
----------------------------------------------------------------------------------------------------------------------------

        Up to W100,000 thousand                                                       17.6%           17.6%         17.6%
        Over W100,000 thousand                                                        30.8%           30.8%         30.8%
============================================================================================================================


        Under the Foreign Capital Inducement Law (FCIL), the Company is entitled to the exemption from corporation taxes to the extent of its foreign equity portion for the periods stipulated in the Law.

        A reconciliation between net earnings (loss) before income taxes and taxable income (tax loss carryforward) for the years ended December 31, 1998, 1997 and 1996 is as follows:

============================================================================================================================
                                                                                   1998              1997             1996
----------------------------------------------------------------------------------------------------------------------------

        Net earnings (loss) before income taxes                                $ (31,989)            7,302           62,796
        Unrealized exchange loss, net                                               (108)             (585)             (50)
        Accrued interest income, net                                                 409            (1,534)            (483)
        Loss on inventory valuation                                                4,507             3,312                -
        Entertainment expense over tax limit                                          98               205              106
        Reserve for tax purpose                                                      827                 -           (8,790)
        Income deduction for foreign capital increase                                  -               (67)          (1,078)
        Others, net                                                                5,564               163              215
----------------------------------------------------------------------------------------------------------------------------

                                                                                 (20,692)            8,796           52,716

        Utilization of tax loss carryforward                                           -                 -           (2,444)
----------------------------------------------------------------------------------------------------------------------------

        Taxable income (tax loss carryforward)                                   (20,692)            8,796           50,272
----------------------------------------------------------------------------------------------------------------------------

        Income taxes payable on taxable income                                         -             2,962           15,291
        Tax exemption tax under FCIL                                                   -              (804)          (3,135)
        Investment tax credit                                                          -              (826)          (6,385)
----------------------------------------------------------------------------------------------------------------------------

        Income taxes payable                                                   $       -             1,332            5,771
============================================================================================================================


        The tax loss carryforward will expire, if not utilized to offset future taxable income, in 2003.

(16)    COMMITMENTS AND CONTINGENCIES

       (a) As of December 31, 1998, the Company has provided 4 blank checks and 10 blank notes to financial institutions in connection with various contracts to guarantee repayment in case the Company is in default for the repayment of its borrowings or in breach of certain borrowing covenants. The Company is not currently in default of its borrowings or lease contracts.

       (b) As of December 31, 1998, the Company has entered into bank overdraft agreements for borrowing up to $9,935 with five banks and has also entered into borrowing arrangements with three short-term financing companies.

       (c) Under a technical license agreement with MEMC, the Company paid a lump-sum royalty during 1995 and 1996 for the transfer of a technical license to manufacture silicon wafers. The Company is also required to pay MEMC a royalty at a specified percentage of net sales for 5 years from the commencement of commercial production, which took place in 1995.


(17)    EARNINGS (LOSS) PER SHARE

        Earnings (loss) per share for the years ended December 31, 1998, 1997 and 1996 are calculated as follows:


============================================================================================================================

                                                                                 1998              1997           1996
----------------------------------------------------------------------------------------------------------------------------

        Net earnings (loss)                                                $   (31,989)            5,970         57,025
        Weighted average number of
           shares of common stock                                           17,200,000        17,200,000     17,200,000
----------------------------------------------------------------------------------------------------------------------------

        Earnings (loss) per share in U.S. dollars                          $     (1.86)             0.35           3.32
============================================================================================================================


================================================================================
(18)    RECONCILIATION TO UNITED STATES GENERALLY
              ACCEPTED ACCOUNTING PRINCIPLES

        The accompanying financial statements are prepared in accordance with Korean GAAP, which differ in certain significant respects from generally accepted accounting principles in the United States (U.S. GAAP). The significant differences are described below. Other differences do not have a significant effect on either consolidated net earnings (loss) or stockholders' equity. The estimated effects of the significant adjustments to net earnings (loss) and stockholders' equity which would be required if U.S. GAAP were applied instead of Korean GAAP are summarized as follows:

================================================================================


                                                                                  1998               1997             1996
----------------------------------------------------------------------------------------------------------------------------
        Net earnings (loss) - Korean GAAP                                      $ (31,989)            5,970           57,025
----------------------------------------------------------------------------------------------------------------------------

        Adjustments:
           Start-up costs                                                            406             2,383            3,184
           Inventories                                                             1,845             1,044           (2,443)
           Depreciation in relation to useful life
              and functional currency differences                                (13,108)            11,294           19,837



           Capitalized interest                                                       97             1,273            2,684
           Amortization of deferred foreign
              currency translation loss                                            6,247            15,139                -
           Foreign currency translation gain (loss), net                          (5,493)          (20,305)          10,733
           Deferred income taxes                                                  (2,435)           10,915           (6,080)
           Others                                                                    (12)              140              374
---------------------------------------------------------------------------------------------------------------------------

        Total adjustments                                                        (12,453)           21,883           28,289
---------------------------------------------------------------------------------------------------------------------------

        Net earnings (loss) - U.S. GAAP                                        $ (44,442)           27,853           85,314
===========================================================================================================================

        Basic earnings (loss) per share - U.S. GAAP                            $   (2.46)             1.62             4.96
===========================================================================================================================


===========================================================================================================================

===========================================================================================================================
                                                                                                     1998             1997
---------------------------------------------------------------------------------------------------------------------------
        Stockholders' equity - Korean GAAP                                                      $    61,265          51,657

        Adjustments:
          Start-up costs                                                                             (1,059)         (1,465)
          Inventories                                                                                  (623)         (2,468)
          Fixed assets:
             Depreciation in relation to useful life and functional currency differences             30,462          43,570

             Capitalized interest and related depreciation                                            2,793           2,696
          Functional currency impact,
             principally on fixed assets and inventories                                             80,397         141,556
          Deferred foreign currency translation loss                                                (23,676)        (44,046)
          Deferred income taxes                                                                       2,389           4,824
          Others                                                                                          -              66
---------------------------------------------------------------------------------------------------------------------------

             Total adjustments                                                                       90,683         144,733
---------------------------------------------------------------------------------------------------------------------------

        Stockholders' equity - U.S. GAAP                                                        $   151,948         196,390
===========================================================================================================================

================================================================================

        The condensed balance sheets of the Company as of December 31, 1998 and 1997 under U.S. GAAP are summarized as follows:

================================================================================

                                                                                                     1998           1997
---------------------------------------------------------------------------------------------------------------------------
        Current assets:
           Inventories                                                                       $      29,655           37,518
           Other current assets                                                                     74,916           39,134
---------------------------------------------------------------------------------------------------------------------------

           Total current assets                                                                    104,571           76,652

        Fixed assets                                                                               419,964          421,551
           Less accumulated depreciation                                                           173,990          132,051
---------------------------------------------------------------------------------------------------------------------------

                                                                                                   245,974          289,500

        Investments and other assets                                                                14,090           12,612
---------------------------------------------------------------------------------------------------------------------------

                                                                                             $     364,635          378,764
===========================================================================================================================

        Current liabilities                                                                         63,057           61,340
        Long-term liabilities                                                                      149,630          121,034
---------------------------------------------------------------------------------------------------------------------------

           Total liabilities                                                                       212,687          182,374

        Stockholders' equity:
           Common stock                                                                            112,175          112,175
           Retained earnings                                                                        39,773           84,215
---------------------------------------------------------------------------------------------------------------------------

           Total stockholders' equity                                                              151,948          196,390
---------------------------------------------------------------------------------------------------------------------------

                                                                                             $     364,635          378,764
===========================================================================================================================



================================================================================

        The tax effects of temporary differences that resulted in significant portions of the deferred tax assets liabilities at December 31, 1998 and 1997 computed under U.S. GAAP, and a description of the financial statement items that created these differences follow:


===========================================================================================================================

                                                                                                         1998         1997
---------------------------------------------------------------------------------------------------------------------------
        Deferred tax assets:
          Inventories                                                                              $     2,055          766
          Start-up costs                                                                                   165          139
          Capital leases                                                                                     1            2
          Foreign currency translation loss                                                              5,501       10,131
          Korean tax operating loss carryforwards                                                        5,772            -
          Others                                                                                             3            -
---------------------------------------------------------------------------------------------------------------------------

        Total deferred tax assets                                                                       13,497       11,038
---------------------------------------------------------------------------------------------------------------------------

        Deferred tax liabilities:
          Depreciation in relation to useful life difference                                            (9,050)      (4,897)
          Depreciation on capitalized interest                                                            (447)        (285)
          Reserves for tax purpose                                                                      (1,167)        (850)
          Accrued income                                                                                  (399)        (182)
          Land                                                                                             (45)           -
---------------------------------------------------------------------------------------------------------------------------

        Total deferred tax liabilities                                                                 (11,108)      (6,214)
---------------------------------------------------------------------------------------------------------------------------

        Net deferred tax asset                                                                     $     2,389        4,824
===========================================================================================================================

        (a)   DEFERRED INCOME TAXES

        Under Korean GAAP, a provision is not made in the accounts to reflect the future tax effects resulting from certain income and expense items being treated differently for financial reporting purposes and tax computation purposes.

        However, U.S. GAAP requires the recognition of deferred tax assets and liabilities created by temporary differences between the financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              The tax rate used to calculate deferred tax assets and liabilities was changed from 18.5% in 1996 to 20.3% in 1997, and was further increased to 23.8% in 1998 to reflect the normal corporation tax rate and exemptions statutorily available under FCIL. The effect of this increase on the effective tax rate was to increase the net deferred tax asset and increase net earnings by $5,401 in 1997 and decrease net loss by and $291 in 1998.


              (b)   PRE-OPERATING AND START-UP COSTS

              Certain pre-operating and start-up costs are deferred for Korean GAAP and amortized in equal annual amounts over 5 years from 1993. These costs would be expensed as incurred under U.S. GAAP.

              (c)   CAPITAL LEASES

              Under Korean GAAP, the Company has leased certain equipment and machinery and accounts for such leases as operating leases. However, under U.S. GAAP those leases would be classified as capital leases. Under U.S. GAAP, equipment under capital lease is recorded as an asset and a liability is recorded for the present value of minimum lease payments at the inception of the lease. This equipment is depreciated over the estimated useful life of the asset.

              (d)   USEFUL LIFE OF MACHINERY AND EQUIPMENT

              In 1995, the Company changed the estimated useful life of certain machinery to 4 years from 6 years. For U.S. GAAP purposes, the Company continues to depreciate the machinery and equipment over its estimated useful life of 6 years.

              Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There is no indication of impairment of property, plant and equipment at December 31, 1998 and 1997.

              (e)   INVENTORIES

              For U.S. GAAP, inventories are adjusted for the effect of capitalized depreciation in beginning and ending inventory balances relating to the differences in useful lives of machinery and equipment and to depreciation on capitalized interest.

              (f)   DEPRECIATION ON CAPITALIZED INTEREST

              In 1994, the Company recorded a prior year adjustment under Korean GAAP for interest that should have been capitalized to construction-in-progress in 1993 and is being depreciated over the useful life of the related fixed assets. For U.S. GAAP purpose, the interest amount was charged to earnings in 1993.

              (g)   FOREIGN CURRENCY TRANSLATION

              In accordance with a change in Korean GAAP in 1997, net foreign exchange losses on long-term foreign currency denominated monetary assets and liabilities and the current portion of long-term debt denominated in foreign currencies are recorded as a deferred foreign currency translation loss and amortized over the remaining repayment period of the respective assets and liabilities. In 1996, such losses were expensed as incurred. However, for U.S. GAAP purposes, all such foreign currency transaction losses are expensed as incurred in all periods.

        (h)   FUNCTIONAL CURRENCY

        under U.S. GAAP, the Company considers the U.S. dollar as its functional currency. Accordingly, the accounting bases of nonmonetary assets and liabilities, primarily property, plant and equipment are reflected at the historical exchange rate when the transaction occurred, foreign currency exchange gains and losses under Korean GAAP are revered, and exchange gains and losses are recognized on Won-denominated monetary assets and liabilities. The effects of using the U.S. dollar as the functional currency are included in the U.S. GAAP reconciliation information.

        (i)   RESTATEMENT OF U.S. GAAP

        As discussed in note 18(h), the Company reports its financial position and results of operations using the U.S. dollar as the functional currency under U.S. GAAP. Previously reported net earnings and stockholders' equity under U.S. GAAP reflected the use of the U.S. dollar as the functional currency only for periods after September 30, 1997. Accordingly, net earnings and stockholders' equity under U.S. GAAP have been restated as follows:

===========================================================================================================================
                                                                                 Net earnings       Stockholders' equity
---------------------------------------------------------------------------------------------------------------------------
           As of and for the year ended December 31, 1996:
              As previously reported                                         $       73,165
              Effect of adjustment                                                   12,149
---------------------------------------------------------------------------------------------------------------------------
              As restated                                                    $       85,314
---------------------------------------------------------------------------------------------------------------------------

           As of and for the year ended December 31, 1997:
              As previously reported                                         $       26,915             158,255
              Effect of adjustment                                                      938              38,135
---------------------------------------------------------------------------------------------------------------------------
              As restated                                                    $       27,853             196,390
---------------------------------------------------------------------------------------------------------------------------

           The effect of such restatement on basic earnings per share as adjusted in accordance with U.S. GAAP was an increase of $0.06 per share and $0.71 per share for the years ended December 31, 1997 and 1996, respectively.


Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There is no indication of impairment of property, plant and equipment at December 31, 1998 and 1997.








                                       23